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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Professional Detailing, Inc.
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            (Exact name of registrant as specified in its charter)


                Delaware                                 22-3562897
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(State of incorporation or organization)              (I.R.S. Employer
                                                    Identification No.)

   599 MacArthur Boulevard, Mahwah, NJ                   07430-2326
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 (Address of principal executive office)                 (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of each exchange which
      to be so registered                     each class is to be registered
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             None


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Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
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                               (Title of Class)


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Item 1.   Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-46321, as amended, (the "Registration Statement"), filed with the Commission on February 13, 1998, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

         The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:


         (a) Specimen copies of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement)

         (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

              (i) Form of Certificate of Incorporation (Exhibit 3.1 to the Registration Statement);

              (ii)  By-Laws  (Exhibit 3.2 to the Registration Statement);


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 13, 1998

                                    Professional Detailing, Inc.


                                    By: /s/ Bernard C. Boyle
                                        --------------------------------
                                        Bernard C. Boyle, Vice President,
                                        Chief Financial Officer and Secretary